Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-281820 and 333-284252 on Form S-3, Registration Statement No. 333-282153 on Form S-8 and Registration Statement No. 333-276300 on Form S-1 of our report dated March 12, 2025, relating to the consolidated financial statements of Cheetah Net Supply Chain Service Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Assentsure PAC

Assentsure PAC
Singapore
March 20, 2026